Exhibit 99.C

Christopher P Baker

Print Name of Subscriber

SUBSCRIPTION AGREEMENT AND INVESTOR INFORMATION STATEMENT

IMPORTANT:

Please refer to Schedule 1 commencing on page 11 when reviewing this document.

The Schedule is incorporated herein and made a part hereof.

The Company and the Investor hereby agree as follows:

1. Subscription for Securities. I (sometimes referred to herein as the “Investor”) hereby subscribe for and agree to purchase securities being offered by the Company described on Schedule 1 hereto (“Securities”) upon the terms and conditions described in this Agreement and Schedule 1 (the “Offering”), in the amounts set forth on Schedule 1.

2. Offering Period. The Securities are currently being offered by the Company through the date set forth on Schedule 1 (“Termination Date”).

3. Investor Delivery of Documents and Payment. I hereby tender to the Company (i) the full purchase price by check or wire in accordance with the instructions set forth on Schedule 1, and (ii) two manually executed copies of this Subscription Agreement. Prior to the earlier of a Closing (as defined in Section 5 hereof) or the Termination Date, my check or wire transfer will be held by the Company in a non-interest bearing escrow account subject to the terms and conditions herein. If my subscription has not been accepted by the Termination Date, my payment will be returned to me without interest or deduction.

4. Acceptance or Rejection of Subscription. The Company has the right to reject this subscription for the Securities, in whole or in part for any reason and at any time, notwithstanding prior receipt by me of notice of acceptance of my subscription. In the event of the rejection of this subscription, my payment will be returned promptly to me without interest or deduction and this Subscription Agreement will have no force or effect. The Securities subscribed for herein will not be deemed issued to or owned by me until two copies of this Subscription Agreement have been executed by me and countersigned by the Company and the Closing with respect to my subscription has occurred.

5. Closing and Delivery of Securities. An initial closing (“Initial Closing”) may occur at the office of Cohen Tauber Spievack & Wagner LLP at any time prior to the Termination Date, as determined by the Company. The initial closing, and subsequent closings with respect to the sale of additional Securities, may take place at any time prior to the Termination Date (each such closing, together with the Initial Closing, being referred to as the “Closing”). In the event my subscription is accepted and there is a Closing, my payment will be released to the Company and the certificates representing the Securities will be delivered promptly to me along with a fully executed version of this Agreement.

6. Offering to Accredited Investors. This Offering is limited to accredited investors as defined in Section 2(15) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 501 promulgated thereunder, and is being made without registration under the Securities Act in reliance upon the exemptions contained in Section 4(2) of the Securities Act and applicable state securities laws. As indicated by my responses on page 5 or 6 hereof, the Investor is an “accredited investor” within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder.

7. Investor Representations and Warranties. I acknowledge, represent and warrant to the Company as follows:

7.1 Obligations of the Company and the Investor. The Company has no obligation to me other than as set forth in this Agreement. I am aware that, except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith will survive my death or disability. In order to induce the Company to issue and sell the Securities to me, I represent and warrant that the information relating to me stated herein is true and complete as of the date hereof and will be true and complete as of the date on which my purchase of Securities becomes effective. If, prior to the final consummation of the offer and sale of the Securities, there should be any change in such information or any of such information becomes incorrect or incomplete, I agree to notify the Company and supply the Company promptly with corrective information.

7.2 Information About the Company.

(1) I have read the Confidential Private Offering Memorandum relating to this Offering and all exhibits listed therein (“Memorandum”) and fully understand the Memorandum, including the Section entitled “Risk Factors”. I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of verifying the information included in the Memorandum, and I have either met with or been given reasonable opportunity to meet with representatives of the Company for the purpose of asking reasonable questions of such representatives concerning the terms and conditions of the Offering of the Securities and the business and operations of the Company and all such questions have been answered to my full satisfaction. I have also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company. I have received all information and materials regarding the Company that I have reasonably requested. After my reading of the materials about the Company, I understand that there is no assurance as to the future performance of the Company.

(2) I have received no representation or warranty from the Company or any of their respective officers, directors, employees or agents in respect of my investment in the Company. I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

7.3 Speculative Investment. I am aware that the Securities are a speculative investment that involves a high degree of risk including, but not limited to, the risk of losses from operations of the Company and the total loss of my investment. I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative (as defined in Rule 501(h)) in connection with evaluating such merits and risks and have relied solely upon my own investigation in making a decision to invest in the Company. I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment. I believe that the investment in the Securities is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company. The investment in the Company does not constitute all or substantially all of my investment portfolio.

7.4 Restrictions on Transfer. I understand that (i) the Securities have not been registered under the Securities Act or the securities laws of certain states in reliance on specific exemptions from registration, (ii) no securities administrator of any state or the federal government has recommended or endorsed this Offering or made any finding or determination relating to the fairness of an investment in the Company, and (iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws. I acknowledge that there is no assurance that the Company will file any registration statement for the Securities I am purchasing, that such registration statement, if filed, will be declared effective or, if declared effective, that the Company will be able to keep it effective until I sell the securities registered thereon.

7.5 No Market for Securities. I am purchasing the Securities for my own account for investment and not with a view to, or for sale in connection with, any subsequent distribution of the Securities, nor with any present intention of selling or otherwise disposing of all or any part of the Securities. I understand that there is no market at present and there may not be any market in the future for the Securities or any underlying securities (the term Securities will be deemed to include any underlying securities). I agree that (i) the purchase of the Securities is a long-term investment, (ii) I may have to bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Securities Act and may never be registered and cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states, or an exemption from such registration is available to the extent applicable, Rule 144 under the Securities Act (or any similar rule under the Securities Act relating to the disposition of securities) together with an opinion of counsel reasonably satisfactory to the Company that registration is not required under such act or applicable state securities laws. Except as may be expressly set forth in any Registration Rights Agreement to be entered into in the future between the Company and me following a “Reverse Merger”, as described in the Memorandum, I understand that the Company is under no obligation to register the Securities or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws. I hereby authorize the Company to place a legend denoting the restrictions on the certificates representing the Securities.

7.6 Entity Authority. If the Investor is a corporation, partnership, company, trust, employee benefit plan, individual retirement account, Keogh Plan or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Subscription Agreement and Investor Information Statement on behalf of such entity has been duly authorized by such entity to do so.

7.7 Accredited Investor Status For Individuals. (INVESTORS THAT ARE CORPORATIONS, LIMITED LIABILITY COMPANIES, PARTNERSHIPS, REVOCABLE TRUSTS, IRREVOCABLE TRUSTS, EMPLOYEE BENEFIT PLAN TRUSTS AND INDIVIDUAL RETIREMENT ACCOUNTS SHOULD IGNORE THE FOLLOWING QUESTIONS AND PROCEED TO SECTION 7.8).

I am an accredited investor within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder because (check any boxes that apply):

☑	My individual annual income during each of the two most recent years exceeded $200,000 and I expect my annual income during the current year will exceed $200,000.

☐	If I am married, my joint annual income with my spouse during each of the two most recent years exceeded $300,000 and I expect my joint annual income with my spouse during the current year will exceed $300,000.

☑	My individual or joint (together with my spouse) net worth exceeds $1,000,000.

☐	I am a director, executive officer, or general partner of the Company, or a director, executive officer, or general partner of a general partner of the Company.

Individual Investors must sign the below confirmation and then proceed to Section 7.9. Each person associated with an Entity Investor who is required under Section 7.8(c) to separately complete the questions in this Section 7.7 must sign the below confirmation:

I hereby confirm the answers to Section 7.7 are true and correct in all respects as of the date hereof and will be on the date of the purchase of Securities.

Executed this 7 day of Dec, 2004.

Signature:	/S/ CHRISTOPHER P. BAKER
Print Name:	Christopher P. Baker

7.8 Accredited Investor Status for Entities. (INVESTORS WHO ARE INDIVIDUALS SHOULD IGNORE THESE QUESTIONS.)

(a) The entity is a (check applicable box):

☐	Corporation

☐	Limited Liability Company

☐	Partnership

☐	A trust whose purchase is directed by a sophisticated person as defined in Rule 506(b)(2)(ii)

☐	Employee Benefit Plan Trust

☐	Individual Retirement Account (If you are an IRA, skip (b))

(b) Check all boxes which apply:

☐	The Entity was not formed for the specific purpose of investing in the Company

☐	The Entity has total assets in excess of $5 million dollars

☐	For Employee Benefit Plan Trusts: The decision to invest in the Company was made by a plan fiduciary, as defined in Section 3(21) of ERISA, who is either a bank, insurance company or registered investment advisor.

(c) If you did not check the first two of the three boxes in Question (b) or if the Entity is an Individual Retirement Account, a Self-directed Employee Benefit Plan Trust or an Irrevocable Trust, list the name of each person who:

(i)	owns an equity interest in the Entity (i.e., each shareholder if the Entity is a corporation, each member if the Entity is a limited liability company and each partner if the Entity is a partnership); or

(ii)	is a grantor for the revocable trust or Individual Retirement Account; or

(iii)	is the person making the investment decision for a self-directed Employee Benefit Plan Trust; or

(iv)	is the person making the investment decisions for an Irrevocable Trust.

EACH PERSON LISTED ABOVE MUST SEPARATELY COMPLETE AND SUBMIT TO THE

COMPANY THE ANSWERS TO QUESTION 7.7 AND SIGN THE WRITTEN

CONFIRMATION AT THE END OF SECTION 7.7.

7.9 No Offer Until Determination of Suitability. I acknowledge that any delivery to me of the documents relating to the Offering of the Securities prior to the determination by the Company of my suitability will not constitute an offer of the Securities until such determination of suitability is made.

7.10 For Florida Residents. The Securities have not been registered under the Securities Act of 1933, as amended, or the Florida Securities Act, by reason of specific exemptions thereunder relating to the limited availability of the Offering. The Securities cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act of 1933, as amended, or the Securities Act of Florida, if such registration is required. Pursuant to Section 517.061(11) of the Florida Securities Act, when sales are made to five (5) or more persons in Florida, any sale made pursuant to Subsection 517.061(11) of the Florida Securities Act will be voidable by such Florida purchaser either within three days after the first tender of consideration is made by the purchaser to the issuer, an agent of the issuer, or an escrow agent, or within three days after the availability of the privilege is communicated to such purchaser, whichever occurs later. In addition, as required by Section 517.061(11)(a)(3), Florida Statutes and by Rule 3-500.05(a) thereunder, if I am a Florida resident I may have, at the offices of the Company, at any reasonable hour, after reasonable notice, access to the materials set forth in the Rule that the Company can obtain without unreasonable effort or expense.

8. Indemnification. I hereby agree to indemnify and hold harmless the Company, their respective officers, directors, stockholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained herein, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein.

9. Severability; Remedies. In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement are nevertheless binding with the same effect as though the void parts were deleted.

10. Governing Law and Jurisdiction. This Subscription Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and the Investor hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth on my signature page will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

11. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

12. Benefit. This Subscription Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

13. Notices. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) must be in writing, and is sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. All communications to me should be sent to my preferred address on the signature page hereto. All communications to the Company should be sent to the addresses set forth on Schedule 1. Each party may designate another address by notice to the other parties.

14. Oral Evidence. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

15. Section Headings. Section headings herein have been inserted for reference only and will not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

16. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein will survive the delivery of, and the payment for, the Securities.

17. Acceptance of Subscription. The Company may accept this Subscription Agreement at any time for all or any portion of the Securities subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter. Notwithstanding anything contained to the contrary herein, the Company has the right to reject this Subscription Agreement, in whole or in part for any reason and at any time, notwithstanding prior receipt by me of notice of acceptance of my subscription.

SIGNATURE PAGE FOR INDIVIDUAL INVESTORS - COMPLETE ALL INFORMATION

Name: Christopher P. Baker         Name of Joint Investor (if any): ___________________________

Residence Address: 340 Chestnut St. Newton MA 02465

Telephone: (H) 617-439-0770         (W) 617-439-0770         (Fax) 617-439-4450

Occupation: Manager             Employer: ________________________

Business Address: 303 Congress St. Ste 301, Boston MA 02210

Send communications to: ☐ Home        ☐ Office        ☑E-Mail: chris@cpbaker.com

Age: 52

Social Security Number: 035 - 32 - 2452

Check manner in which securities are to be held:

☑	Individual Ownership	☐	Tenants in Common	☐	Joint Tenants with Right of Survivorship (both parties must sign)

☐	Community Property			☐	Other (please indicate)
________________________

ALL INVESTORS MUST SIGN AND PRINT NAME BELOW		The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

DUNCAN CAPITAL FINANCIAL GROUP, INC.

Signature:	/S/ CHRISTOPHER P. BAKER	By:	/S/ RICHARD STIERWALT
Print Name:	Christopher P. Baker	Name:	Richard Stierwalt
Date:	12-7-04	Title:	President
		Date:	12-13-04

SIGNATURE PAGE FOR ENTITY INVESTORS - COMPLETE ALL INFORMATION

Name of Entity: _______________________________________________

Address of Principal Office: __________________________________________________

Telephone: _______________________         Fax: ___________________________

Taxpayer Identification Number: _________________________________________

Check type of Entity:

☐	Employee Benefit Plan Trust	☐	Limited Partnership	☐	General Partnership	☐	Individual Retirement Account

☐	Limited Liability Company	☐	Trust	☐	Corporation	☐	Other (please indicate)

Date of Formation or incorporation: __________________         State of Formation or incorporation: _________________

Describe the business of the Entity: _________________________________________________________

_____________________________________________________________________________________

List the names and positions of the executive officers, managing members, partners or trustees authorized to act with respect to investments by the Entity generally and specify who has the authority to act with respect to this investment.

Name	Position	Authority for this investment (yes or no)

INVESTOR:		The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

DUNCAN CAPITAL FINANCIAL GROUP, INC.

Signature of Authorized Signatory
By:
Name:		Name:
Title:		Title:
Investor:	Christopher P Baker	Date:	12-7-04

SCHEDULE 1

1.	Offering. Duncan Capital Financial Group, Inc. is offering (a) 9,000,000 shares of Common Stock, $.001 par value, at a price of $0.1667 per share (“Common Stock”), and (b) 4,000,000 shares of Series A Preferred Stock, $.001 par value, at a price of $0.50 per share (“Series A Preferred Stock”), together with warrants to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $0.1667 per share (“Series A Warrants”), with the minimum investment by any one investor being $100,000, unless waived at the discretion of the Company. The offering is being made on an “all or none” basis, which means that the Company cannot accept subscriptions unless $3,500,000 of proceeds are raised. The offering may be withdrawn, cancelled or modified by the Company at any time.

Securities Subscribed For by the Investor:

179,964 shares of Common Stock for an aggregate purchase price of $30,000.00

140,000 shares of Series A Preferred Stock for an aggregate purchase price of $70,000.00 together with Series A Warrants to purchase an aggregate of 70,000 shares of Common Stock.

2.	Offering Period. The Company is Offering the Securities until the earlier of (i) the date by which the entire offering of Securities are sold, or (ii) December 15, 2004, unless such latter date is extended, without notice to the Investor, by the Company.

3.	Purchase. If you are tendering a check, make it payable to “Cohen Tauber Spievack & Wagner LLP, as escrow agent for Duncan Capital Financial Group, Inc.”. If you are paying by wire transfer, funds should be wired to the following account:

Account Name: Cohen Tauber Spievack & Wagner LLP, as escrow agent for Duncan Capital Financial Group, Inc.

Account No.: 10031987

Bank Name: Alpine Capital Bank

ABA No.: 0260 1347 9

4.	Closing. Upon acceptance by the Company of subscriptions for a minimum of $3,500,000 for Securities, the Company will hold a closing. The Company may hold additional closings periodically at its discretion.

6.	Notices. All communications to the Company should be sent to:

Duncan Capital Financial Group, Inc.

830 Third Avenue

New York, New York 10022

Attention: Michael Crow

Telephone: (212) 581 5150

Fax: (212) 581 7010

with copies to:

Cohen Tauber Spievack & Wagner LLP

420 Lexington Avenue

Suite 2400

New York, New York 10170

Attention: Adam Stein, Esq.

Telephone: (212) 586-5600

Fax: (212) 586-5095